EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Rio Vista Energy Partners L.P. ("Rio Vista") on Form 10-Q for the period ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Charles Handly, President and Chief Executive Officer of Rio Vista GP LLC, the general partner of Rio Vista and Ian T. Bothwell, Chief Financial Officer (Principal Accounting and Finance Officer) of Rio Vista GP LLC, the general partner of Rio Vista, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Rio Vista.

                                         /s/  Charles  Handly
                                 -----------------------------------------------
                                 Charles Handly, President and Chief Executive Officer of Rio Vista GP LLC, the general partner of Rio Vista Energy Partners L.P. August 19, 2005


                                         /s/  Ian  T.  Bothwell
                                 -----------------------------------------------
                                 Ian T. Bothwell, Chief Financial Officer
                                 (principal accounting and financial officer) of Rio Vista GP LLC, the general partner of Rio Vista Energy Partners L.P.
                                 August 19, 2005